Brookfield and Angel Oak Complete Strategic Partnership Transaction NEW YORK AND ATLANTA – October 2, 2025 — Brookfield and Angel Oak Companies (“Angel Oak”), a leading asset manager specializing in innovative mortgage and consumer products, today announced the closing of their strategic partnership. Brookfield has acquired a majority stake in Angel Oak, adding residential mortgage credit capabilities to Brookfield’s $332 billion credit platform. The partnership will accelerate Angel Oak’s growth while reinforcing Brookfield’s strategy of combining best-in-class credit managers alongside its direct investment capabilities across infrastructure credit, real estate credit, asset-backed finance, and corporate credit. In a joint statement, co-founders and Co-CEOs of Angel Oak, Sreeni Prabhu and Mike Fierman, said, “We are excited to formally begin our partnership with Brookfield and look forward to the value it will bring to our firm. With Brookfield’s global reach and proven track record of achieving robust long- term growth, we are well positioned to further scale our integrated asset management and mortgage operations. This partnership opens new opportunities for growth and innovation as we continue to expand client access to residential mortgage credit.” Craig Noble, CEO of Brookfield Credit said, “We’re pleased to be partnering with Angel Oak, who is a best-in-class mortgage and consumer product asset manager. Their strong origination and differentiated investment capabilities complement our broader credit strategy, and we look forward to supporting their continued growth as they expand their institutional relationships.” Since its founding in 2008, Angel Oak has grown into a premier alternative asset manager with over $22 billion in assets under management, serving both institutional and individual investors. The firm provides differentiated access to U.S. non-agency residential mortgages through a vertically integrated platform that combines its leading non-bank wholesale mortgage originator, Angel Oak Mortgage Solutions, with its asset management business, Angel Oak Capital Advisors. This integrated model, supported by deep market expertise, has resulted in a strong track record of delivering high-quality credit investments. Over the past decade, Angel Oak has originated more than $32 billion in residential mortgage loans and issued over 65 securitizations—a pace expected to accelerate given the growth in borrower segments that are underserved by traditional lenders. Angel Oak will continue to operate its business independently, retaining its current leadership, including Prabhu and Fierman as Co-CEOs. # # # About Brookfield Asset Management Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across renewable power and transition, infrastructure, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles. Brookfield’s Credit business manages approximately $332 billion of assets globally, as of August 6, 2025, focused on a broad range of private credit investment strategies, including infrastructure, renewables, real estate, asset backed, and corporate credit. Return profiles span investment grade, sub-investment grade, and opportunistic. The business combines Brookfield’s substantial direct investment platform which has been developed over several decades, with strategic partners, including Oaktree Capital Management, Castlelake, LCM Partners, 17Capital, and Primary Wave Music. As one of the world’s largest and most experienced credit managers globally, Brookfield Credit delivers flexible, specialized capital solutions to borrowers, and seeks to achieve attractive risk-adjusted returns for our clients. For more information, please visit our website at www.bam.brookfield.com. About Angel Oak Capital Advisors LLC Angel Oak Capital Advisors specializes in mortgage credit, structured credit and financials credit, managing approximately $22 billion in assets. Backed by a value-driven approach, Angel Oak seeks to deliver attractive, risk-adjusted returns through a combination of stable current income and price appreciation. About Angel Oak Mortgage Solutions LLC Angel Oak Mortgage Solutions LLC (NMLS ID #1160240), a leader in alternative lending solutions, is a top nonbank wholesale and correspondent lender of non-QM loans. Its experienced team of mortgage professionals has pioneered a commonsense approach to overcoming today’s mortgage lending challenges. Angel Oak, which operates in 46 states and the District of Columbia, offers a breadth of non-QM products that expands the pool of borrowers, giving partners more opportunities to grow their businesses and better serve their customers. Brookfield Contact Information: Communications & Media: Investor Relations: Rachel Wood Jason Fooks Tel: (212) 618-3490 Tel: (212) 417-2442 Email: rachel.wood@brookfield.com Email: jason.fooks@brookfield.com Angel Oak Contact Information: Communications & Media: Investor Relations: Trevor Davis Randy Chrisman Tel: (215) 475-5931 Tel: (404) 953-4969 Email: trevor@gregoryfca.com Email: randy.chrisman@angeloakcapital.com